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                                                                    Exhibit 10.3


                                     CHASE

                                                           Dated: April 18, 1997

                              RATE CAP TRANSACTION

Medallion Funding Corporation
205 East 42nd Street, Suite 2020
New York, New York 10017
Attn:  Mr. Daniel Baker
Fax:   (212) 682-1668

RE:  CHASE REFERENCE NO. IR6080

Ladies and Gentlemen:

     The purpose of this letter agreement is to set forth the terms and conditions of the rate cap transaction entered into between The Chase Manhattan Bank ("Chase") and Medallion Funding Corporation (the "Counterparty") on April 17, 1997 (the "Rate Cap Transaction").

     In consideration of the payment of the sum of USD 35,000 (the "Premium") by the Counterparty to Chase at Chase's Account on April 21, 1997 and in consideration of the promise by Chase to make payments to the Counterparty in accordance with Section 2 hereof, the parties hereto agree as follows:

     1.  Definitions.  The following terms shall have the following meanings:
         -----------

     "Business Day" means any day which is both a New York Business Day and a London Business Day.

     "Calculation Period" means each period from and including one Payment Date (or, in the case of the initial Calculation Period, the Effective Date) to but excluding the next succeeding Payment Date (or, in the case of the final Calculation Period, the Termination Date).

     "Cap Rate" means 6.00 percent per annum.

     "Chase's Account" means the account of Chase at The Chase Manhattan Bank, Account No. 900-9-001364, Attention: Derivative Products.

     "Counterparty's Account" means the account of ___________________________
___________________________.

     "Designated Maturity" means 3 months.

     "Effective Date" means April 21, 1997.

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     "Floating Rate" means, with respect to a Reset Date within each Calculation
Period, the rate determined by Chase to be (i) the per annum rate for deposits in U.S. dollars for a period of the Designated Maturity which appears on the Telerate Page 3750 Screen as of 11:00 a.m., London time, on the day that is two London Business Days prior to that Reset Date (rounded upwards, if necessary, to the nearest 1/100,000 of 1%); (ii) if such rate does not appear on the Telerate Page 3750 Screen, the Floating Rate with respect to that Reset Date shall be the arithmetic mean (rounded as aforesaid) of the offered quotations obtained by Chase from the Reference Banks for deposits in U.S. dollars to leading banks in the London interbank market as of approximately 11:00 a.m., London time, on the date that is two London Business Days prior to that Reset Date; or (iii) if fewer than two Reference Banks provide Chase with such quotations, the Floating Rate shall be the rate per annum which Chase determines to be the arithmetic mean (rounded as aforesaid) of the offered quotations which leading banks in New York City selected by Chase are quoting in the New York interbank market on that Reset Date for deposits in U.S. dollars to the Reference Banks or, if fewer than two such quotations are available, to leading European and Canadian Banks.

     "London Business Day" means any day on which banks are open for business in London and on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     "New York Business Day" means any day on which banks are not required or authorized by law to close in New York City.

     "Notional Principal Amount" means USD 10,000,000.

     "Payment Date" means the 21st day in July, October, January and April, commencing on July 21, 1997 and ending on the Termination Date, provided that if any such day is not a Business Day, such Payment Date shall be the next succeeding Business Day, except that if such Payment Date would then fall in the next calendar month, such Payment Date shall be the next preceding Business Day.

     "Reference Banks" means four major banks in the London interbank market selected by Chase.

     "Reset Date" means the first day of each Calculation Period.

     "Telerate Page 3750 Screen" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

     "Termination Date" means April 21, 1998.

     2.  Payments.  Chase agrees, subject to the payment by the Counterparty to
         --------
Chase of the Premium, to pay to the Counterparty on each Payment Date occurring on or prior to

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the Termination Date, an amount equal to the product of (i) the amount by which the Floating Rate exceeds the Cap Rate with respect to the Calculation Period ending on or nearest such Payment Date, in each case as determined by Chase,
(ii) the Notional Principal Amount and (iii) the actual number of days in that Calculation Period divided by 360. All payments to the Counterparty shall be made by deposit to the Counterparty's Account. All payments to Chase shall be made by deposit to Chase's Account.

     3.  Notices. Any notices hereunder (i) shall be in writing and hand-
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delivered or sent by first-class mail, postage prepaid, return receipt requested, and shall be addressed to the intended recipient at its address set forth on the signature page hereof or at such other address as such party shall have last specified by notice to the other party and (ii) shall be effective (a) if delivered by hand or sent by overnight courier, on the day it is delivered, unless delivery is made after the close of business or on a day that is not a Business Day, in which case such notice will be effective on the next Business Day, or (b) if sent by certified or registered mail or the equivalent (return receipt requested), three Business Days after dispatch.

     4.  Governing Law.  This letter agreement shall be governed by and
         -------------
construed in accordance with the laws of the State of New York.

     5.  Assignments.  Neither party shall have the right to assign its rights
         -----------
or obligations under this letter agreement without the prior written consent of the other party.

     6.  Set-off Counterclaim.  All payments under this letter agreement will be
         --------------------
made without set-off or counterclaim, except that each party will have the right to set-off, counterclaim or withhold payment in respect of any default by the other party under this letter agreement or under any other agreement between the parties.

     7.  Each Party's Reliance on its Own Judgment.  Each party has entered into
         -----------------------------------------
this Rate Cap Transaction solely in reliance on its own judgment. Neither party has any fiduciary obligation to the other party relating to this Rate Cap Transaction. In addition, neither party has held itself out as advising, or has held out any of its employees or agents as having the authority to advise, the other party as to whether or not the other party should enter into this Rate Cap Transaction, any subsequent actions relating to this Rate Cap Transaction or any other matters relating to this Rate Cap Transaction. Neither party shall have any responsibility or liability whatsoever in respect of any advice of this nature given, or views expressed, by it or any of such persons to the other party relating to this Rate Cap Transaction, whether or not such advice is given or such views are expressed at the request of the other party.

     Please confirm that the foregoing correctly sets forth the terms and conditions or our agreement by responding within ten (10) Business Days by returning via facsimile an executed copy of this letter agreement to the attention of Tania Montes De Oca (fax no. (718) 242-9262; telephone no. (718) 242-2619).

     Duplicate hard copies of this letter agreement will be sent to you shortly. Upon receipt, please execute both copies and return one to Chase to the address indicated below.

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     Chase is pleased to have concluded this transaction with you.

     Very truly yours,

                               THE CHASE MANHATTAN BANK

                               By:  /s/ Soumya Mahapatra
                                    --------------------
                                    Name:  Soumya Mahapatra
                                    Title:  Operations Officer

                               Address for Notices:
                               4 Chase Metro Tech, 17th Floor
                               Brooklyn, NY 11245
                               Attention:  Ms. Angela Barrow
                               Facsimile No: 718-242-9262

                               ACCEPTED AND AGREED:

                               MEDALLION FUNDING CORPORATION



                               By:   /s/ Daniel Baker
                                     ----------------
                                     Name:  Daniel Baker
                                     Title:  Treasurer

                               Address for Notices:
                               Attention:  Mr. Daniel Baker
                               205 East 42nd Street, Suite 2020
                               New York, New York 10017

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